Execution Version

Exhibit 10.103

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 16, 2021, is made by and among RPM INTERNATIONAL INC., a Delaware corporation (the “Company”) and RPM EUROPE HOLDCO B.V., a corporation incorporated under the laws of the Netherlands (“RPM Europe”) (each of the foregoing referred to herein as a “Borrower” and collectively referred to as the “Borrowers”), the LENDERS (as defined in the Credit Agreement) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 31, 2018, as amended by that certain First Amendment to Credit Agreement, dated as of April 30, 2020 and as further amended by that certain Second Amendment to Credit Agreement, dated as of April 15, 2021 (as amended, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders make certain amendments and grant certain other accommodations all as hereinafter provided, and, subject to the terms and conditions hereof, the Administrative Agent and Lenders are willing to do so.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

2. Amendments to the Credit Agreement.

(a) Section 8.2.8 [Maximum Leverage Ratio] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.2.8 Maximum Leverage Ratio. The Company will not permit the Net Leverage Ratio, as calculated at the end of each fiscal quarter ending after the Closing Date, to be greater than 3.75 to 1.00; provided, however, that (1) if the Company has delivered the Maximum Leverage Increase Notice, so long as no Event of Default or Potential Default exists at such time the maximum permitted Net Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following delivery of the Maximum Leverage Increase Notice (such period of time being the “Increased Net Leverage Ratio Period”) and (2) with respect to any acquisition for which the aggregate consideration is $100,000,000 or greater (a “Material Acquisition”), and upon written request by the Company delivered to the Administrative Agent no later than 30 days following the consummation of such Material Acquisition, the maximum permitted Net Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following such Material Acquisition (each such period of time being an “Increased Net Leverage Ratio Period Due to Material Acquisition”); provided, further, that (i) there shall be no more than eight consecutive fiscal quarters in which the maximum permitted Net Leverage Ratio is 4.25 to 1.00, and (ii) there shall be at least four fiscal quarters in which the Net Leverage Ratio does not exceed 3.75 to 1.00 between any two Increased Net Leverage Ratio Periods Due to Material Acquisition; provided, however that the requirements of this clause (ii) shall not be applicable in connection with the first Increased Net Leverage Ratio Period Due to Material Acquisition (if any) elected by the Company after December 16, 2021 but such requirements of this clause (ii) shall be applicable for each Net Leverage Ratio Period Due to Material Acquisition (if any) elected by the Company thereafter.”

3. Conditions Precedent. The Borrowers, the Administrative Agent and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:

(a) Amendment. The Borrowers, the Administrative Agent and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment.

(b) Officer’s Certificate. A certificate of the Company signed by an Authorized Officer of the Company, dated the date hereof stating that (A) all representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date), (B) the Borrowers are in compliance with each of the covenants and conditions hereunder, and (C) no Event of Default or Potential Default exists.

(c) Fees. The Borrowers shall have paid to the Administrative Agent all fees due and owing the Administrative Agent and all reasonable, documented costs and expenses of the Administrative Agent, including without limitation, reasonable, documented fees of the Administrative Agent’s counsel in connection with this Amendment.

(d) Miscellaneous. Such other documents, agreements, instruments, deliverables and items deemed reasonably necessary by the Administrative Agent.

4. Representations and Warranties. Each Borrower covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each Borrower possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by such Borrower; and that any and all actions required or necessary pursuant to such Borrower’s organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower of the terms and conditions of this Amendment; the officer of such Borrower executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Borrower and hold the title set forth below his/her name on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any material agreement or instrument, order, writ, judgment, injunction or decree to which such Borrower is a party or by which such Borrower or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by such Borrower and are full force and effect;

(b) this Amendment, the Credit Agreement and the other Loan Documents constitute the valid and legally binding obligations of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(c) all representations and warranties made by each Borrower in the Credit Agreement and the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) (except representations and warranties which expressly relate to an earlier date or time, which representations or warranties are true and correct on and as of the specific dates or times referred to therein);

(d) this Amendment is not a substitution, novation, discharge or release of any Borrower’s obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect; and

(e) no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents.

5. Ratification. Except as expressly modified herein and hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to waive or impair any rights, powers or remedies of Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents. In the event of any inconsistency between the terms of this Amendment and the Credit Agreement or the other Loan Documents, this Amendment shall govern. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

6. Governing Law. This Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles.

7. Counterparts; Effective Date; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall be effective as of the date first set forth above. The Borrowers, the Administrative Agent and Lenders hereby (i) agree that, for all purposes of this Amendment, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Amendment or any other Loan Documents based solely on the lack of paper original copies of such Amendment and Loan Documents, including with respect to any signature pages thereto.

8. Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

9. Notices. Any notices with respect to this Amendment shall be given in the manner provided for in Section 12.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

10. Survival. All representations and warranties contained herein shall survive Payment In Full. All covenants, agreements, undertakings, waivers and releases of the Borrowers contained herein shall continue in full force and effect from and after the date hereof and until Payment In Full.

11. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.

12. Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

13. Amendment as Loan Document; Incorporation into Loan Documents. The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document. This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO THIRD AMENDMENT TO

CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

RPM INTERNATIONAL INC.

By:	/s/ Russell L. Gordon
Name: Russell L. Gordon
Title: Vice President and Chief Financial Officer

RPM EUROPE HOLDCO B.V.

By:	/s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO

CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
individually and as Administrative Agent

By:	/s/ Scott A. Nolan
Name: Scott A. Nolan
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO

CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO

CREDIT AGREEMENT]

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Tony Pisciotta
Name: Tony Pisciotta
Title: Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO

CREDIT AGREEMENT]

MUFG BANK, LTD.

By:	/s/ Jorge Georgalos
Name: Jorge Georgalos
Title: Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO

CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jonathan D. Beck
Name: Jonathan D. Beck
Title: Director